Exhibit 99.1

Rowan Reports Fourth Quarter and Full-Year 2016 Results

HOUSTON, Feb. 24, 2017 /PRNewswire/ -- For the quarter ended December 31, 2016, Rowan Companies plc ("Rowan" or the "Company") (NYSE: RDC) reported a net loss of $24.4 million, or $0.19 per diluted share, compared to net income of $124.4 million, or $0.99 per diluted share, in the fourth quarter of 2015. The net loss for the current quarter included a $33.6 million (after tax), or $0.27 per share, loss on extinguishment of $463.9 million of debt. The net income for the prior-year quarter included a gain on the sale of the Rowan Louisiana of $6.3 million (after tax), or $0.05 per share, and a $1.0 million loss on extinguishment of debt (after tax), or $0.01 per share.

Rowan's revenues were $351.8 million in the fourth quarter of 2016, a decrease of 34% from the prior-year quarter driven by a 41% decline in the Deepwater segment and a 30% decline in the Jack-up segment. The Deepwater decline resulted from Rowan Relentless being idle and Rowan Resolute operating at a reduced day rate due to the blend and extend amendment to its contract. Jack-up revenues were impacted by lower utilization and lower day rates.

Tom Burke, President and Chief Executive Officer, commented, "In the past year, we displayed outstanding operational and safety performance, exercised financial discipline, improved our liquidity and strengthened our balance sheet, and announced a groundbreaking partnership with Saudi Aramco. While we are cognizant that 2017 still presents many challenges, we are hopeful that the commodity price improvement and increase in potential drilling activity will guide our industry toward recovery. Through our continued focus on safe, reliable and efficient operations, we will seek to take advantage of any market recovery."

Rowan will conduct its earnings conference call on Friday, February 24, 2017, at 10:00 a.m. Central Time. Interested parties are invited to listen to the call by telephone or over the Internet. Individuals who wish to participate on the conference call by telephone may dial (877) 201-0168, or internationally (647) 788-4901. The conference ID is 43395815. You should dial-in approximately five to 10 minutes prior to the scheduled start time. Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan's website at www.rowan.com. You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan is a global provider of contract drilling services with a fleet of 29 mobile offshore drilling units, comprised of 25 jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East and Trinidad. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial and operating performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to numerous risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices and impact of the economic climate; changes in the offshore drilling market, including fluctuations in supply and demand; variable levels of drilling activity and expenditures in the energy industry; changes in day rates; ability to secure future drilling contracts; cancellation, early termination or renegotiation by our customers of drilling contracts; customer credit and risk of customer bankruptcy; risks associated with fixed cost drilling operations; unplanned downtime; risks related to our joint venture with Saudi Aramco; cost overruns or delays in transportation of drilling units; cost overruns or delays in maintenance, repairs, or other rig projects; operating hazards and equipment failure; risks of collision and damage; casualty losses and limitations on insurance coverage; weather conditions in the Company's operating areas; increasing costs of compliance with regulations; changes in tax laws and interpretations by taxing authorities; hostilities, terrorism, and piracy in our areas of operations that may result in loss or seizure of assets or interruption of operations; impairments; the outcome of disputes, including tax disputes and legal proceedings; and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Non-GAAP Measures
We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the table entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
REVENUES	$351.8	$535.8	$1,843.2	$2,137.0

COSTS AND EXPENSES:
Direct operating costs (excluding items below)	179.9	235.8	778.2	993.1
Depreciation and amortization	101.7	102.2	402.9	391.4
Selling, general and administrative	25.6	27.4	102.1	115.8
(Gain) loss on disposals of property and equipment	3.4	(9.8)	8.7	(7.7)
Material charges and other operating items	—	—	32.9	337.3
Total costs and expenses	310.6	355.6	1,324.8	1,829.9

INCOME FROM OPERATIONS	41.2	180.2	518.4	307.1

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(38.9)	(40.4)	(155.5)	(145.3)
Interest income	1.7	0.3	3.8	1.1
Loss on extinguishment of debt	(33.6)	(1.5)	(31.2)	(1.5)
Other - net	(4.5)	(0.8)	(9.9)	(3.7)
Total other (expense), net	(75.3)	(42.4)	(192.8)	(149.4)

INCOME (LOSS) BEFORE INCOME TAXES	(34.1)	137.8	325.6	157.7
Provision (benefit) for income taxes	(9.7)	13.4	5.0	64.4

NET INCOME (LOSS)	$(24.4)	$124.4	$320.6	$93.3

NET INCOME (LOSS) PER SHARE - DILUTED	$(0.19)	$0.99	$2.55	$0.75

WEIGHTED AVERAGE SHARES - BASIC	125.4	124.8	125.3	124.5

WEIGHTED AVERAGE SHARES - DILUTED	125.4	125.8	126.3	125.2

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,255.5	$484.2
Receivables - trade and other	301.3	410.5
Prepaid expenses and other current assets	23.5	26.6
Total current assets	1,580.3	921.3
Property and equipment - net	7,060.0	7,405.8
Other assets	35.3	20.2
	$8,675.6	$8,347.3

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$126.8	$—
Accounts payable - trade	94.3	109.6
Deferred revenues	103.9	33.1
Accrued liabilities	158.8	186.0
Total current liabilities	483.8	328.7

Long-term debt, less current portion	2,553.4	2,692.4
Other liabilities	338.8	357.9
Deferred income taxes - net	185.7	195.8
Commitments and contingent liabilities
Shareholders' equity	5,113.9	4,772.5
	$8,675.6	$8,347.3

ROWAN COMPANIES PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve months ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$320.6	$93.3
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	402.9	392.7
Provision for pension and postretirement benefits	15.0	34.0
Share-based compensation expense	34.6	33.6
(Gain) loss on disposals of property and equipment	8.7	(7.7)
Deferred income taxes	(37.9)	(1.1)
Contingent payment derivative	(6.1)	—
Asset impairment charges	34.3	329.8
Other	3.7	0.5
Net changes in current assets and liabilities	78.8	156.0
Other postretirement benefit claims paid	(7.9)	(4.4)
Contributions to pension plans	(22.5)	(11.4)
Deferred revenues	63.7	(3.1)
Net changes in other noncurrent assets and liabilities	12.7	(15.3)
Net cash provided by operating activities	900.6	996.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(117.6)	(722.9)
Proceeds from disposals of property and equipment	6.2	19.4
Net cash used in investing activities	(111.4)	(703.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	500.0	220.0
Reduction of long-term debt	(511.8)	(317.9)
Dividends paid	—	(50.5)
Debt issue costs	(8.7)	—
Excess tax benefits from share-based compensation	2.6	—
Net cash used in financing activities	(17.9)	(148.4)

INCREASE IN CASH AND CASH EQUIVALENTS	771.3	145.0
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	484.2	339.2
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,255.5	$484.2

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Deepwater:
Revenues	$128.5	$218.1	$827.5	$747.8
Operating expenses:
Direct operating costs (excluding items below)	46.6	69.3	222.0	276.6
Depreciation and amortization	29.0	28.2	115.0	94.6
Selling, general and administrative	—	—	—	—
Other operating items	(0.3)	—	0.1	—
Income from operations	$53.2	$120.6	$490.4	$376.6

Jack-ups:
Revenues	$223.3	$317.7	$1,015.7	$1,389.2
Operating expenses:
Direct operating costs (excluding items below)	133.3	166.5	556.2	716.5
Depreciation and amortization	71.6	70.7	282.6	283.9
Selling, general and administrative	—	—	—	—
Other operating items	3.6	(9.7)	40.9	328.8
Income from operations	$14.8	$90.2	$136.0	60.0

Unallocated costs and other:
Revenues	$—	$—	$—	$—
Operating expenses:
Direct operating costs (excluding items below)	—	—	—	—
Depreciation and amortization	1.1	3.3	5.3	12.9
Selling, general and administrative	25.6	27.4	102.1	115.8
Other operating items	0.1	(0.1)	0.6	0.8
Loss from operations	$(26.8)	$(30.6)	$(108.0)	$(129.5)

Consolidated:
Revenues	$351.8	$535.8	$1,843.2	$2,137.0
Operating expenses:
Direct operating costs (excluding items below)	179.9	235.8	778.2	993.1
Depreciation and amortization	101.7	102.2	402.9	391.4
Selling, general and administrative	25.6	27.4	102.1	115.8
Other operating items	3.4	(9.8)	41.6	329.6
Income from operations	$41.2	$180.2	$518.4	$307.1

ROWAN COMPANIES PLC
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
RIG DAYS (1)
Deepwater:
Operating	276	276	348	1,238	1,178
Available	368	368	368	1,464	1,263

Jack-up:
Operating	1,389	1,509	1,758	5,999	7,852
Available	2,208	2,208	2,250	8,784	9,558

Total:
Operating	1,665	1,785	2,106	7,237	9,030
Available	2,576	2,576	2,618	10,248	10,821

UTILIZATION (1)
Deepwater	75%	75%	95%	85%	93%
Jack-up	63%	68%	78%	68%	82%
Total	65%	69%	80%	71%	83%

AVERAGE DAY RATES (2) (in thousands)
Deepwater (3)	$464.5	$490.0	$623.3	$550.7	$620.5
Jack-up	$156.6	$158.8	$176.3	$165.8	$173.4
Total (3)	$207.6	$210.1	$250.1	$231.7	$231.7

REBILLABLES (4) (in millions)
Deepwater	$0.2	$(0.2)	$1.4	$2.7	$17.0
Jack-up	5.3	4.5	6.5	18.2	26.1
Total	$5.5	$4.3	$7.9	$20.9	$43.1

(1) Available rig days and utilization exclude cold-stacked days.
(2) Average day rates exclude other revenue, which is primarily revenue received for contract reimbursable costs.
(3) The twelve months ended December 31, 2016 includes 143 operating days for the Rowan Relentless up to the contract termination.
(4) Rebillable operating costs equally offset with rebillable revenue.

ROWAN COMPANIES PLC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three months ended December 31, 2016				Three months ended December 31, 2015
	Pretax	Tax	Net	Diluted EPS*	Pretax	Tax	Net	Diluted EPS*
GAAP NET INCOME (LOSS)	$(34.1)	$9.7	$(24.4)	$(0.19)	$137.8	$(13.4)	$124.4	$0.99
Loss on debt extinguishment	33.6	—	33.6	0.27	1.5	(0.5)	1.0	0.01
Gain on sale of Rowan Louisiana	—	—	—	—	(9.7)	3.4	(6.3)	(0.05)
NON-GAAP NET INCOME	$(0.5)	$9.7	$9.2	$0.08	$129.6	$(10.5)	$119.1	$0.95

	Twelve months ended December 31, 2016				Twelve months ended December 31, 2015
	Pretax	Tax	Net	Diluted EPS*	Pretax	Tax	Net	Diluted EPS*
GAAP NET INCOME	$325.6	$(5.0)	$320.6	$2.55	$157.7	$(64.4)	$93.3	$0.75
Customer contract termination settlement	(120.0)	—	(120.0)	(0.95)	—	—	—	—
Non-cash asset impairment charges	34.3	—	34.3	0.27	329.8	(56.0)	273.8	2.18
Litigation-related charge (credit)	(1.4)	—	(1.4)	(0.01)	7.6	(2.7)	4.9	0.04
Loss on debt extinguishment	31.2	—	31.2	0.25	1.5	(0.5)	1.0	0.01
Gain on sale of Rowan Louisiana	—	—	—	—	(9.7)	3.4	(6.3)	(0.05)
Discrete tax item	—	—	—	—	—	75.3	75.3	0.60
NON-GAAP NET INCOME	$269.7	$(5.0)	$264.7	$2.11	$486.9	$(44.9)	$442.0	$3.53
* Per share amounts may not sum due to rounding.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
ADJUSTED EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION (EBITDA):
GAAP NET INCOME (LOSS)	$(24.4)	$124.4	$320.6	$93.3
Depreciation and amortization	101.7	102.2	402.9	391.4
Other expense, net	41.7	40.9	161.6	147.9
Income tax expense (benefit)	(9.7)	13.4	5.0	64.4
Customer contract termination settlement	—	—	(120.0)	—
Non-cash asset impairment charges	—	—	34.3	329.8
Litigation-related charge (credit)	—	—	(1.4)	7.6
Loss on debt extinguishment	33.6	1.5	31.2	1.5
Gain on sale of Rowan Louisiana	—	(9.7)	—	(9.7)
NON-GAAP ADJUSTED EBITDA	$142.9	$272.7	$834.2	$1,026.2

CONTACT: Chris Pitre, Vice President, Investor Relations and Corporate Development, chris.pitre@rowancompanies.com, +1 713 968 6642; Carrie Prati, Manager, Marketing and Investor Relations, carrie.prati@rowancompanies.com, +1 713 960 7581